News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Fourth Quarter and Year-End 2022 Financial Results
Introduces Full-Year 2023 Revenue and Earnings Guidance

Long Beach, Calif, February 8, 2023 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported fourth quarter 2022 GAAP earnings per diluted share of $0.96 and adjusted earnings per diluted share of $4.10. The Company also reported full year 2022 GAAP earnings per diluted share of $13.55 and adjusted earnings per diluted share of $17.92. Financial results are summarized below.

	Quarter ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

(In millions, except per-share results)
Premium Revenue	$7,917	$7,166	$30,883	$26,855
Total Revenue	$8,223	$7,409	$31,974	$27,771

GAAP:
Net Income	$56	$103	$792	$659
EPS – Diluted	$0.96	$1.74	$13.55	$11.25
Medical Care Ratio (MCR)	88.3%	88.8%	88.0%	88.3%
G&A Ratio	7.6%	7.8%	7.2%	7.4%
After-tax Margin	0.7%	1.4%	2.5%	2.4%

Adjusted:
Net Income	$240	$170	$1,048	$793
EPS – Diluted	$4.10	$2.88	$17.92	$13.54
G&A Ratio	7.5%	7.4%	7.1%	7.2%
After-tax Margin	2.9%	2.3%	3.3%	2.9%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year Highlights
•As of December 31, 2022, the Company served approximately 5.3 million members.
•Premium revenue was $30.9 billion for the full year 2022, an increase of 15% year over year.
•GAAP earnings were $13.55 per diluted share, an increase of 20% year over year. GAAP earnings include a fourth quarter non-cash, after tax impairment charge of $159 million, or $2.72 per diluted share, attributable to the Company’s plan to reduce its leased real estate footprint.
•Adjusted earnings were $17.92 per diluted share, an increase of 32% year over year.
•The Company issued its full year 2023 earnings guidance with expected premium revenue of $32 billion and adjusted earnings of at least $19.75 per diluted share. Earnings guidance includes $0.65 per diluted share of one-time, non-recurring, implementation costs for new Medicaid contract wins.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023

“The fourth quarter completes another strong year of operating and financial performance,” said Joseph Zubretsky, President and Chief Executive Officer. “We are very pleased with our business performance during the year, as well as the progress we made in 2022 on our growth strategy, which has created a solid and growing financial profile as we head into 2023.”

Premium Revenue
Premium revenue was $30.9 billion for the full year, an increase of 15% compared to the full year 2021. The higher premium revenue reflects the impact of acquisitions and increased organic membership in the Medicaid and Medicare lines of business.

Net Income
GAAP net income for the full year was $13.55 per diluted share, compared to $11.25 per diluted share for the full year 2021. GAAP net income includes a fourth quarter non-cash, after tax impairment charge of $159 million, or $2.72 per diluted share, attributable to the Company’s plan to reduce its leased real estate footprint.
Adjusted net income for the full year was $17.92 per diluted share, compared to $13.54 per diluted share for the full year 2021, an increase of 32%. The net effect of COVID decreased full year 2022 GAAP and adjusted EPS by $2.50 per diluted share, compared to $3.50 per diluted share a year earlier.

Medical Care Ratio
•The consolidated MCR for the full year was 88.0%, compared to 88.3% for the full year 2021. The full year consolidated MCR included a 60 basis point impact for the net effect of COVID, compared to 90 basis points for the full year 2021 MCR. The impact varied by segment.
•The Medicaid MCR for the full year was 88.0%, at the low end of the Company’s long-term target range and consistent with pre-pandemic levels. Included in the full year MCR was a 10 basis point impact for the net effect of COVID.
•The Medicare MCR for the full year was 88.5%, modestly above the Company’s long-term target range and included 300 basis points for the impact of the net effect of COVID.
•The Marketplace MCR for the full year 2022 was 87.2%, above the Company’s long-term target range and included 120 basis points for the impact of the net effect of COVID.

General and Administrative Expense Ratio
The G&A ratio for the full year was 7.2%, compared to 7.4% for the full year 2021. The adjusted G&A ratio was 7.1% for the full year, compared to 7.2% for the full year 2021. The year over year improvement reflects disciplined cost management and the benefits of fixed cost leverage produced by the Company’s increase in revenue.

Balance Sheet
Cash and investments at the parent company were $375 million as of December 31, 2022, compared to $348 million as of December 31, 2021. The Company purchased approximately 590,000 shares for $200 million in the fourth quarter of 2022.
Days in claims payable at December 31, 2022 was 47, approximately three days lower sequentially. The decline was driven by an increased mix of long-term services and support claims which settle more quickly, resulting from the closing of the AgeWell acquisition, as well as an additional payment cycle in the quarter.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023

Cash Flow
Operating cash flow for the full year was $773 million, lower compared to the full year 2021. The decline compared to prior year was primarily due to the cash settlement in 2022 of large prior year Marketplace risk adjustment and Medicaid risk corridor payments.

2023 Guidance
Premium revenue for the full year is expected to be approximately $32 billion, an increase of approximately 4% from the full year 2022.
The Company expects its full year adjusted earnings per share in 2023 to be at least $19.75 per share, representing 10% growth over the full year 2022, with key metrics expected to be in line with the Company’s long-term targets. Excluding one-time non-recurring implementation costs for new Medicaid contract wins, adjusted earnings per share growth for the full year 2023 is expected to be 14%.
Guidance reflects expected:
•Continued realization of embedded earnings;
•Underlying organic growth and operational catalysts; and
•$0.65 per diluted share of one-time non-recurring implementation costs for new Medicaid contract wins.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year 2023 Guidance (1)
Premium Revenue	$32.0B
Total Revenue	$33.0B
GAAP Net Income	$1,077M
Adjusted Net Income (2)	$1,148M
GAAP EPS – Diluted	>$18.53
Adjusted EPS – Diluted (2)	>$19.75
Diluted weighted average shares	58.1M

Year End Total Membership	5.1M
Medicaid	4.7M
Medicare	175K
Marketplace	230K

MCR	88.0%
GAAP G&A Ratio	7.0%
Adjusted G&A Ratio	7.0%
Effective Tax Rate	25.3%
GAAP After-tax Margin	3.3%
Adjusted After-tax Margin	3.5%
______________
(1)All amounts are rounded and approximations.
(2) Reconciliations of non-GAAP financial measures at the end of this release.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and full year 2022 results at 8:00 a.m. Eastern Time on Thursday, February 9, 2023. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 3561497. A telephonic replay of the conference call will be available through Thursday, February 16, 2023, by dialing (877) 344-7529 and entering confirmation number 8594444. A live audio broadcast of this conference call will be available on Molina Healthcare’s website,
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.3 million members as of December 31, 2022, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2023 guidance, including the Company’s plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and also in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022, which are on file with the SEC. Additional information regarding the Company’s risk factors during 2023 and future periods will also be set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which the Company expects to file on or about February 13, 2023.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 8, 2023, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,917	$7,166	$30,883	$26,855
Premium tax revenue	227	211	873	787
Investment income	61	13	143	52
Other revenue	18	19	75	77
Total revenue	8,223	7,409	31,974	27,771
Operating expenses:
Medical care costs	6,992	6,362	27,175	23,704
General and administrative expenses	629	579	2,311	2,068
Premium tax expenses	227	211	873	787
Depreciation and amortization	47	35	176	131
Impairment	208	—	208	—
Other	15	31	58	61
Total operating expenses	8,118	7,218	30,801	26,751
Operating income	105	191	1,173	1,020
Other expenses, net:
Interest expense	27	30	110	120
Other expense, net	—	25	—	25
Total other expenses, net	27	55	110	145
Income before income tax expense	78	136	1,063	875
Income tax expense	22	33	271	216
Net income	$56	$103	$792	$659

Net income per share – Diluted	$0.96	$1.74	$13.55	$11.25

Diluted weighted average shares outstanding	58.4	58.7	58.5	58.6

Operating Statistics:
Medical care ratio	88.3%	88.8%	88.0%	88.3%
G&A ratio	7.6%	7.8%	7.2%	7.4%
Premium tax ratio	2.8%	2.9%	2.7%	2.8%
Effective income tax rate	28.5%	24.2%	25.5%	24.7%
After-tax margin	0.7%	1.4%	2.5%	2.4%

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,006	$4,438
Investments	3,499	3,202
Receivables	2,302	2,177
Prepaid expenses and other current assets	277	247
Total current assets	10,084	10,064
Property, equipment, and capitalized software, net	259	396
Goodwill and intangible assets, net	1,390	1,252
Restricted investments	238	212
Deferred income taxes	220	106
Other assets	123	179
Total assets	$12,314	$12,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,528	$3,363
Amounts due government agencies	2,079	2,472
Accounts payable, accrued liabilities and other	889	842
Deferred revenue	359	370
Total current liabilities	6,855	7,047
Long-term debt	2,176	2,173
Finance lease liabilities	215	219
Other long-term liabilities	104	140
Total liabilities	9,350	9,579
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at each of December 31, 2022 and December 31, 2021	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	328	236
Accumulated other comprehensive loss	(160)	(5)
Retained earnings	2,796	2,399
Total stockholders’ equity	2,964	2,630
Total liabilities and stockholders’ equity	$12,314	$12,209

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2022	2021

	(In millions)
Operating activities:
Net income	$792	$659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	131
Deferred income taxes	(66)	(24)
Share-based compensation	103	72
Loss on debt repayment	—	25
Impairment	208	—
Other, net	8	33
Changes in operating assets and liabilities:
Receivables	(95)	(415)
Prepaid expenses and other current assets	(124)	(19)
Medical claims and benefits payable	153	471
Amounts due government agencies	(428)	1,046
Accounts payable, accrued liabilities and other	55	138
Deferred revenue	(11)	(5)
Income taxes	2	7
Net cash provided by operating activities	773	2,119
Investing activities:
Purchases of investments	(1,913)	(2,713)
Proceeds from sales and maturities of investments	1,398	1,329
Net cash paid in business combinations	(134)	(129)
Purchases of property, equipment, and capitalized software	(91)	(77)
Other, net	(50)	(63)
Net cash used in investing activities	(790)	(1,653)
Financing activities:
Common stock purchases	(400)	(128)
Common stock withheld to settle employee tax obligations	(54)	(53)
Contingent consideration liabilities settled	(20)	(20)
Proceeds from senior notes offering, net of issuance costs	—	740
Repayment of senior notes	—	(723)
Other, net	33	1
Net cash used in financing activities	(441)	(183)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(458)	283
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,506	4,223
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,048	$4,506

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	December 31,
	2022	2021
Ending Membership by Segment:
Medicaid	4,754,000	4,329,000
Medicare	156,000	142,000
Marketplace	348,000	728,000
Total	5,258,000	5,199,000

	Three Months Ended December 31,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$6,421	$813	87.3%	$5,441	$635	88.3%
Medicare	948	77	91.8	873	101	88.3
Marketplace	548	35	93.8	852	68	92.1
Consolidated	$7,917	$925	88.3%	$7,166	$804	88.8%

	Year Ended December 31,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$24,827	$2,981	88.0%	$20,461	$2,322	88.7%
Medicare	3,795	437	88.5	3,361	430	87.2
Marketplace	2,261	290	87.2	3,033	399	86.9
Consolidated	$30,883	$3,708	88.0%	$26,855	$3,151	88.3%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended
	December 31,
	2022	2021

	Unaudited
Medical claims and benefits payable, beginning balance	$3,363	$2,696
Components of medical care costs related to:
Current year	27,459	23,943
Prior year	(284)	(239)
Total medical care costs	27,175	23,704
Payments for medical care costs related to:
Current year	24,345	21,148
Prior year	2,670	2,080
Total paid	27,015	23,228
Acquired balances, net of post-acquisition adjustments	12	197
Change in non-risk and other provider payables	(7)	(6)
Medical claims and benefits payable, ending balance	$3,528	$3,363

Days in Claims Payable (1)	47	51

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$56	$0.96	$103	$1.74	$792	$13.55	$659	$11.25
Adjustments:
Impairment	$208	$3.57	$—	$—	$208	$3.56	$—	$—
Amortization of intangible assets	21	0.35	14	0.23	77	1.32	49	0.83
Acquisition-related expenses (1)	11	0.18	49	0.84	49	0.83	93	1.59
Loss on debt repayment	—	—	25	0.43	—	—	25	0.43
Other (2)	—	—	—	—	—	—	9	0.16
Subtotal, adjustments	240	4.10	88	1.50	334	5.71	176	3.01
Income tax effect	(56)	(0.96)	(21)	(0.36)	(78)	(1.34)	(42)	(0.72)
Adjustments, net of tax	184	3.14	67	1.14	256	4.37	134	2.29
Adjusted net income	$240	$4.10	$170	$2.88	$1,048	$17.92	$793	$13.54

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The year ended December 31, 2022 includes gain on lease termination and disposal of fixed assets. The year ended December 31, 2021 includes change in premium deficiency reserves, loss on sale of property, and restructuring costs.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2022 Financial Results

February 8, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2023 GUIDANCE

	Amount	Per Diluted Share (2)
Net income	$1,077	$18.53
Adjustments:
Amortization of intangible assets	92	1.58
Acquisition-related expenses	1	0.02
Subtotal, adjustments	93	1.60
Income tax effect (1)	(22)	(0.38)
Adjustments, net of tax	71	1.22
Adjusted net income per diluted share	$1,148	$19.75

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.7%.
(2)Computations assume approximately 58.1 million diluted weighted average shares outstanding.
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